Exhibit 10.4
                MINERAL PROPERTY AMENDING AGREEMENT


    THIS AGREEMENT dated for reference October 1, 2003.


BETWEEN:

          ROBERT GORDON ANDERSON, Seven Mile Beach, P.O.
          Box 30620, Grand Cayman; and

            (the "Optionor")

                                                OF THE FIRST PART

AND:

             BLUESTONE VENTURES, INC., a body corporate, duly incorporated under the laws of the State of Nevada and having an office at 11940 Old
          Yale Road, Surrey, British Columbia, V3V 3X3;

    (the "Optionee")

                                                OF THE SECOND PART

W H E R E A S :

A. The Optionor and The Optionee entered into a Mineral Property Option Agreement dated December 15, 2000 (the "Agreement"), whereby the Optionor granted to the Optionee the exclusive right to acquire an undivided 100% undivided right, title and interest in and to the Nag Lake property located in the Thunder bay Mining District, Ontario, Canada (Claim no. TB1195902) (the "Claims");

B. The Optionor and the Optionee entered into an amending Agreement dated November 5, 2002, whereby the Optionor agreed to amend the terms of the Agreement as set therein;

C. The Optionee was unable to comply with the terms of the Agreement, as amended, due to difficulties in arranging for the initial $1,000 payment to be made in Grand Cayman, but the Optionor has now made arrangements to receive payment in British Columbia; and

D. The Optionor and Optionee have therefore agreed to amend the terms of the Agreement, as amended, on the following basis;

     NOW THEREFORE IN CONSIDERATION of the payment of ONE DOLLAR ($1.00) by the Optionee to the Optionor, the receipt and sufficiency of which is hereby acknowledged, and other good and valuable consideration, including the premises, mutual covenants and agreements herein contained, the parties hereto agree to amend the Agreement as follows:

1. Subparagraphs 5.1 (b) and (c) be and are hereby deleted in their entirety and replaced with the following:

"   Cash Payments

   (b) Pay to the Optionor a total of $250,000 in the following manner:

                  (i)   $25,000  upon execution of this  Agreement
               (the   Optionor   acknowledges  receipt   of   this
               payment);

                  (ii) an additional $25,000 by the earlier of March 31, 2004 and the date that the Optionee's shares of common stock are quoted for trading on the NASD OTC Bulletin Board;

    (iii)  an additional $100,000 by June 1, 2005; and

    (iv) an additional $100,000 on June 1, 2006;

    Expenditure Commitments

          (c) Provide funding of minimum cumulative expenditures for exploration and development work on the Claims of at least $100,000 under the direction of a qualified geologist or project engineer in the following manner:

                  (i) $10,000 of expenditures to be incurred, or caused to be incurred, by the Optionee on the Claims by August 30, 2002 (the Optionor acknowledges completion of these expenditures);

                   (ii) No less than a further $30,000 of expenditures to be incurred, or caused to be incurred, by the Optionee on the Claims by August 30, 2005; and

                   (iii)   No  less  than  a  further  $60,000  of
               expenditures to be incurred, or caused to be incurred, by the Optionee on the Claims by August 30, 2006."

2. All of the terms and conditions of the Agreement, except as amended or modified hereby, remain in full force and effect.

     IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.

                BLUESTONE VENTURES, INC.
/s/ Robert Anderson
___________________________      per: /s/ Edward Wong
Robert Gordon Anderson        ____________________________
                                  Authorized Signatory